Exhibit 99.1

July 5, 2011

Today, Immucor announced that the Company’s Board of Directors unanimously approved the sale of Immucor to TPG Capital, a leading investment firm.  We’d like to share some additional information with you about today’s announcement.

By partnering with TPG Capital, Immucor will become a privately held company that is backed by the scalable resources of a global investment firm.  TPG Capital invests in companies that have solid growth opportunities and offers extensive business knowledge, experience and resources to support and nurture global growth.  The firm currently invests in more than 200 businesses around the world representing a variety of industries and has extensive experience investing in healthcare businesses.  TPG Capital believes Immucor has a unique franchise bolstered by its superior automation technology and thoughtful go-to-market strategy.  Additionally, TPG Capital believes in the growth opportunities presented by our molecular immunohematology offering and by our expansion into new markets around the world.

We believe partnering with TPG Capital benefits everyone at Immucor.  We believe TPG Capital will actively support Immucor with global business expertise that will enable us to have greater flexibility to make critical investments and decisions swiftly.  We believe our competitive marketplace demands this.  Our goal is to reach more customers and deliver exceptional experiences and value at a pace that stays ahead of our competition – and we believe this new partnership with TPG Capital supports that goal.

We anticipate that the transaction will be completed in the second half of 2011, subject to regulatory approval and other customary closing conditions.  We want to assure you that it is business as usual at Immucor, and we are working to create a seamless transition for all of you.

As today’s announcement may attract attention from the media or other interested parties, it is very important that our company speaks with one voice and, in line with company policy, we ask that you do not respond to any inquiries directly.  Please direct all media or third-party inquiries to Michele Howard, at 770-225-8622.

As in the past, our future plans can only happen with your continued dedication and commitment.  We are working together on this new and exciting development, keeping you and our customers as our priority.  Please continue to support our business as you do every day.  We will share progress in the weeks and months ahead about this opportunity to further strengthen our position as a leader in transfusion medicine – on a global stage.

Regards,

Josh and Nino

Notice to Investors
The planned tender offer described in this communication has not yet commenced. The description contained in this communication is not an offer to buy or the solicitation of an offer to sell securities. At the time the planned tender offer is commenced, IVD Holdings Inc. and IVD Acquisition Corporation will file a tender offer statement on Schedule TO with the Securities and Exchange Commission (the "SEC"), and the Company will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the planned tender offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other tender offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully before making any decision to tender securities in the planned tender offer.  These materials will be made available to the Company’s shareholders at no expense to them and may also be obtained by contacting the Company’s Investor Relations Department at 3130 Gateway Drive, Norcross, Georgia, telephone number (770) 441-2051.  All of these materials (and all other tender offer documents filed with the SEC) will also be made available at no charge at the SEC’s website (www.sec.gov).

Additional Information about the Merger and Where to Find It
In connection with the potential one-step merger, the Company will file a proxy statement with the SEC. Additionally, the Company will file other relevant materials with the SEC in connection with the proposed acquisition of the Company by IVD Holdings Inc. and IVD Acquisition Corporation pursuant to the terms of the merger agreement. The proxy statement and other material filed with the SEC will contain important information about the Company and the merger that should be read carefully before making any voting or investment decision with respect to the proposed merger.  These materials will be made available to the Company’s shareholders at no expense to them and may also be obtained by contacting the Company’s Investor Relations Department at 3130 Gateway Drive, Norcross, Georgia, telephone number (770) 441-2051.  All of these materials (and all other merger documents filed with the SEC) will also be made available at no charge at the SEC’s website (www.sec.gov).
The Company and its officers and directors, under the SEC rules, may be deemed to be participants in the solicitation of proxies of the Company’s shareholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations, and interests of certain of the Company’s officers and directors, as well as other matters, in the Company’s proxy statement for its 2010 annual meeting of shareholders and the proxy statement and other relevant materials which will be filed with the SEC in connection with the merger. Information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s shareholders generally, will be set forth in the proxy statement relating to the merger.

Cautionary Note Regarding Forward-Looking Statements
Certain statements contained in this communication contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, including, among others, statements regarding the anticipated acquisition of the Company by IVD Holdings Inc. and IVD Acquisition Corporation, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as "may," "will," "seeks," "anticipates," "believes," "estimates," "expects," "plans," "intends," "should" or similar expressions. Forward-looking statements are not guarantees of future events and involve risks and uncertainties that actual events may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the Company’s ability to control or predict. Such factors include, but are not limited to, uncertainties as to how many of the Company’s shareholders will tender their stock in the offer, the possibility that competing offers will be made, unexpected costs or liabilities, the result of the review of the proposed transaction by various regulatory agencies and any conditions imposed in connection with the consummation of the transaction, and the possibility that various closing conditions for the transaction may not be satisfied or waived.  Other factors that may cause actual results to differ materially include those set forth in the reports that the Company files from time to time with the SEC, including its annual report on Form 10-K for the year ended May 31, 2010 and quarterly and current reports on Form 10-Q and Form 8-K. These forward-looking statements reflect the Company’s expectations as of the date hereof. The Company undertakes no obligation to update the information provided herein.